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                                                                    Sub-Item 77O

                     TANSACTIONS EFFECTED PURSUANT TO 10F-3

                     INVESCO VAN KAMPEN CORPORATE BOND FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MARCH 1, 2010 - AUGUST 31, 2010

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
                                                       AMOUNT OF    % OF
                             OFFERING       TOTAL        SHARES   OFFERING
   SECURITY       PURCHASE/  PRICE OF     AMOUNT OF    PURCHASED PURCHASED
   PURCHASED     TRADE DATE   SHARES      OFFERING      BY FUND   BY FUND                   BROKERS                 PURCHASED FROM
---------------- ---------- ---------- -------------- ---------- --------- ---------------------------------------  ---------------
   QVC Inc.       03/17/10   $100.000  $500,000,000     $215,000   0.043%  Morgan Stanley & Co., Incorporated,       J.P. Morgan
  7.125% due                                                               Merrill Lynch, Pierce, Fenner & Smith,
   4/15/2017                                                               Incorporated, Credit Suisse Securities
                                                                           (USA) LLC

Vornado Realty    03/23/10   $99.834   $2,100,000,000   $560,000   0.420%  Banc of America Securities LLC, J.P.     UBS Securities
 Trust 4.250%                                                              Morgan Securities, Inc., UBS Securities
due 04/01/2015                                                             LLC, Citigroup Global Markets Inc.

  LBI Escrow      03/24/10   $100.00   $2,250,000,000   $770,000   0.034%  Bank of America Corp., Barclays            Banc of
 Corp. 8.000%                                                              Capital, Citigroup Inc., Credit Suisse     America
due 11/01/2017                                                             Group AG, J.P. Morgan Chase & Co.,
                                                                           Deutsche Bank AG, UBS, Morgan Stanley,
                                                                           Wells Fargo & Co.

Duke Realty LP    03/25/10   $99.983   $250,000,000     $880,000   0.352%  Morgan Stanley, Barclays Capital,           Wachovia
  6.750% due                                                               Credit Suisse, Wells Fargo Securities,     Securities
   3/15/2020                                                               J.P. Morgan, SunTrust Robinson
                                                                           Humphrey,

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
                                                                           Scotia Capital, Morgan Keegan
                                                                           & Company, Inc.

      New         03/26/10   $100.00   $1,100,000,000   $265,000   0.024%  J.P. Morgan Securities Inc., Credit       J.P. Morgan
Communications                                                             Suisse Securities (USA) Inc., Citi
   Holdings
  8.500% due
   4/15/2020

   Southern       04/13/10   $99.481   $400,000,000     $885,000   0.221%  Morgan Stanley, Credit Suisse, Goldman,      CSFB
 Copper Corp.                                                              Sachs & Co, BBVA Securities, B of A
  5.375% due                                                               Merrill Lynch
   4/16/2020

 Biomed Realty    04/22/10   $98.977   $250,000,000     $825,000   0.330%  Wells Fargo Securities, RBC Capital         Wachovia
 LP 6.125% due                                                             Markets, Raymond James, Morgan Stanley,    Securities
   4/15/2020                                                               UBS Investment Bank, Keybanc Capital
                                                                           Markets, Baird, Credit Suisse, Deutsche
                                                                           Bank Securities, RBS, Stifel Nicolaus,
                                                                           BMO Capital Markets

 NBC Universal    04/27/10   $99.845   $2,000,000,000 $2,305,000   0.115%  Morgan Stanley & Co. Inc., J.P. Morgan    J.P. Morgan
  Inc. 5.150%                                                              Securities, Inc., Goldman Sachs & Co.,
due 04/30/2020                                                             Banc of America Securities LLC,
                                                                           Citigroup Global Markets Inc.
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